UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Park Drive, Suite 400

Research Triangle Park, NC 27709

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry Into a Material Definitive Agreement.

On December 7, 2022, Data443 Risk Mitigation, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, the Company sold, and the Investor purchased, $750,000.00 in principal amount of unsecured convertible notes (the “Notes”) and warrants (the “Warrants”).

The Notes are convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a conversion price per share of $0.50, subject to adjustment under certain circumstances described in the Notes. The Notes were issued with an original issue discount of 20%, do not bear interest, and mature on the earlier of (i) twelve months from the date of issuance or (ii) the date that the Common Stock is listed for trading on any of The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market or the NYSE American (such date, the “Uplisting Date”).

The Warrants are exercisable on or after the date that is four months after the Uplisting Date (the “Initial Exercise Date) and on or prior to the close of business on the five-year anniversary of the Initial Exercise Date. The Warrant entitles the Investor to purchase up to 100% of that number of shares of Common Stock into which the Note may be converted, subject to adjustment under certain circumstances described in the Warrants, and has an exercise price of $1.155.

The Investor will have “piggyback” registration rights that will allow the Investor to elect to have the Common Stock underlying the Notes and the Warrants included in any underwritten public offering of equity securities subsequently initiated by the Company. The Common Stock included in any underwritten public offering initiated by us will be subject to limitation based on the discretion of the underwriter of such offering.

The Notes and Warrants sold were not registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing descriptions of the Notes, the Warrants and the Purchase Agreement do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Notes pursuant to the Purchase Agreement is incorporated by reference herein in its entirety.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Notes and Warrants pursuant to the Purchase Agreement is incorporated by reference herein in its entirety. The Company issued the Notes and Warrants in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

4.1	Form of Note, between the Company and the Investor.
4.2	Form of Warrant, between the Company and the Investor.
10.1	Form of Securities Purchase Agreement between the Company and the Investor.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022	DATA443 RISK MITIGATION, INC.

	By:	/s/ Jason Remillard
Jason Remillard
Chief Executive Officer